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                                                                    Exhibit 7(i)

                               Voting Agreement

     VOTING AGREEMENT (this "Agreement"), dated as of June 6, 2000, between Howard S. Jonas (the "Stockholder"), and Liberty Media Corporation, a Delaware corporation (the "Investor").

     WHEREAS, IDT Corporation, a Delaware corporation (the "Company"), and Investor have entered into a Subscription Agreement, dated as of March 24, 2000, as amended on May 26, 2000 (the "Subscription Agreement"), pursuant to which Investor has agreed to purchase, or cause its designee to purchase, and the Company has agreed to sell to Investor or its designee, shares (the "Investor Securities") of the Company's Common Stock, par value $0.01 per share, of the Company (the "Common Stock"); and

     WHEREAS, the Stockholder is a principal stockholder of the Company; and

     WHEREAS, it is a condition to the consummation of the Subscription Agreement that the Stockholder and the Investor enter into this Agreement; and

     WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Subscription Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1.     Representations, Warranties and Acknowledgments of the
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Investor. The Investor hereby represents, warrants and acknowledges to the
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Stockholder, as follows:

     1.1  Ownership of Securities. The Investor will, upon purchasing the
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Investor Securities, be the record and beneficial owner of the Investor
Securities. Upon purchasing the Investor Securities, the Investor will have sole voting power, sole power to issue instructions with respect to the voting and sole power of disposition, in each case with respect to all of the Investor Securities.

     1.2  Power; Binding Agreement. The Investor has the legal capacity, power
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and authority to enter into and perform all its obligations under this
Agreement. The execution, delivery and performance of this Agreement by the Investor will not violate any other agreement relating to the Investor Securities to which the Investor is a party, including, without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly authorized and duly and validly
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executed and delivered by the Investor and constitutes a valid and binding agreement of the Investor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Section 2.     Representations, Warranties and Acknowledgments of the
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Stockholder. The Stockholder hereby represents, warrants and acknowledges to the
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Investor, as follows:

     2.1  Ownership of Securities. The Stockholder is the record and beneficial
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owner of the number of shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock") and Common Stock set forth on the signature page to this Agreement (collectively, the "Stockholder Securities"). The Stockholder does not beneficially or of record own any securities of the Company on the date hereof other than the Stockholder Securities. The Stockholder has sole voting power, sole power to issue instructions with respect to the voting and sole power of disposition, in each case with respect to all of the Stockholder Securities.

     2.2  Power; Binding Agreement. The Stockholder has the legal capacity,
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power and authority to enter into and perform all his obligations under this
Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement relating to the Stockholder Securities to which the Stockholder is a party, including, without limitation, any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly authorized and duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against him in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Section 3.     Agreement to Vote Investor Securities. Until the first to
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occur of (x) the first anniversary of the date of the Closing and (y) the date on which the Investor Securities are exchanged in full for shares of Class B Common Stock, par value $0.01 per share, of the Company ("Class B Common Stock") in accordance with the Lock-up, Registration Rights and Exchange Agreement, except as provided in the following sentence and subject to Stockholder's compliance with his obligations herein, the Investor shall, at any meeting of the stockholders of the Company or in any written consent in lieu thereof, vote the Investor Securities in the same manner as the Stockholder votes the Stockholder Securities, as notified by Stockholder to the Investor not less than two Business Days prior to the date of such stockholder meeting or action by written consent. Notwithstanding the foregoing, without regard to the manner in which the Stockholder votes the Stockholder Securities, (a) Investor shall be entitled to vote the Investor Securities in favor of, or give its written consent to, an amendment to the

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Company's Restated Certificate of Incorporation substantially in the form annexed as Exhibit A to the Lock-up, Registration Rights and Exchange Agreement, (the "Charter Amendment"), (b) Investor shall be entitled to vote the Investor Securities for or against or abstain from voting, or give or withhold its consent, in its sole discretion with respect to (i) any proposed amendment to the Company's Restated Certificate of Incorporation, other than the Charter Amendment, that would alter or change the powers, preferences or special rights of the Common Stock or Class B Common Stock so as to affect them adversely, or that would establish different terms for the Class B Common Stock or change the powers, preferences or special rights of the Common Stock or Class B Common Stock (collectively with the Class A Common Stock, the "Common Shares") relative to any other class of Common Shares from that contemplated by the Restated Certificate of Incorporation of the Company as in effect on the date of the Subscription Agreement, as proposed to be amended by the Charter Amendment, and
(ii) any proposed reclassification of any shares of capital stock of the Company into shares having any preference or priority as to dividends or upon liquidation superior to that of the Common Stock and/or Class B Common Stock, other than capital stock so preferred as to dividends or upon liquidation prior to such reclassification, and (c) Investor shall be entitled to vote or abstain from voting the Investor Securities, or give or withhold its written consent, in each case in the same proportion (by voting power) as the other Common Shares with respect to (i) any proposed consolidation, merger, binding share exchange or similar transaction involving the Company in which the Company is not the surviving or resulting entity, or the Class A Common Stock, the Common Stock and/or the Class B Common Stock is changed or reclassified or the holders of Common Shares immediately prior to such transaction own less than 50% of the Common Shares immediately following consummation of such transaction, (ii) any conveyance of all or substantially all of the consolidated assets of the Company to any other Person, or (iii) the liquidation or dissolution of the Company.

       Section 4.   Agreement to Vote Stockholder Securities.
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          (a) For so long as the members of the Liberty Group in the aggregate own any combination of shares of Common Stock and Class B Common Stock that, taken together, equal by number at least 50% of the number of Investor Securities or, following the exchange thereof for Class B Common Stock, 50% of the number of shares of Class B Common Stock issued in exchange for the Investor Securities (in each case, as appropriately adjusted to reflect the effect of stock splits, reverse stock splits, stock dividends and other similar events affecting the Common Stock or the Class B Common Stock), Investor shall be entitled to nominate a person to serve as a director on the Company's Board of Directors (the "Investor Director") and the Stockholder shall vote (or give its written consent with respect to) or cause to be voted all of the Stockholder Securities in favor of the election of the Investor Director. Subject to applicable regulatory constraints, the Investor will nominate the Chairman of the Board or the Chief Executive Officer of Investor as the Investor Director. Once the members of the Liberty

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Group no longer hold a majority of the Investor Securities, the Investor shall use its reasonable best efforts to secure the immediate resignation of the Investor Director.

          (b) Stockholder further agrees that until Investor is relieved of its obligations under Section 3 above and Sections 2.9 and 2.12 of the Lock-up, Registration Rights and Exchange Agreement, Stockholder will vote or cause to be voted (or give his written consent with respect to) all of the Stockholder Securities in favor of the Charter Amendment and, if requested by the Investor, against any other proposed amendment to the Company's Restated Certificate of Incorporation that would establish different terms for the Class B Common Stock or relative powers, preferences and special rights for any of the Class A Common Stock, Common Stock or Class B Common Stock than those contemplated by the Charter Amendment.

     Section 5.     Fiduciary Duties. Notwithstanding anything in this
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Agreement to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder or the Investor Director, in their respective capacities as members of the Company's Board of Directors, from taking any action which such director shall deem to be required by his fiduciary duties to the Company while acting in such person's capacity as a director of the Company.

     Section 6.     Successors and Assigns. This Agreement may not be assigned
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by the Investor or the Stockholder without the prior written consent of the other party hereto and the attempted or purported assignment of this Agreement without such consent shall be void; provided, however, that the Investor may,
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without written consent of the Stockholder, assign its rights and obligations hereunder in whole or in part to any other member of the Liberty Group to which it transfers Investor Securities (provided that no such assignment shall relieve
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the Investor of its responsibility for the performance of the obligations hereunder for so long as it holds any Investor Securities). This Agreement shall be binding upon and inure to the benefit of the parties hereto and, in the case of Investor, its successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or, in the case of Investor, its successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     Section 7.     Governing Law; Submission to Jurisdiction. This Agreement
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shall be governed by and construed in accordance with the internal laws of the
State of New York. Each of the Stockholder and the Investor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Stockholder and the Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the

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venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 8.     Counterparts. This Agreement may be executed in
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counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

     Section 9.     Captions and Headings. The captions and headings used in
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this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 10.    Notices. Unless otherwise provided, any notice or other
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communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or one business day after deposit with an internationally recognized courier service, delivery fees prepaid, or three business days after deposit with the U.S. mail, return receipt requested, postage prepaid, and in each case, addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed
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effective only upon receipt:


     If to the Stockholder:

     Howard S. Jonas
     520 Broad Street
     Newark, New Jersey 07102
     Attn: Howard S. Jonas
     Fax: (201) 928-2885

     with a copy to:

     Sullivan & Cromwell
     125 Broad Street
     New York, New York 10004
     Attn: Robert S. Risoleo
     Fax: (212) 558-1600

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     If to the Investor:

     Liberty Media Corporation
     9197 South Peoria Street
     Englewood, Colorado 80112
     Attn: Legal Department
     Telephone: (720) 875-5400
     Fax: (720) 875-5382

     with a copy to:

     Baker Botts L.L.P.
     599 Lexington Avenue
     New York, New York 10022
     Attn: Elizabeth M. Markowski
     Telephone: (212) 705-5000
     Fax: (212) 705-5125

     Section 11.    Amendments and Waivers. All terms of this Agreement may be
                    ----------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Stockholder and the Investor. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any Investor Securities and Stockholder Securities at the time outstanding, each future holder of such Investor Securities and Stockholder Securities, and the other parties to this Agreement.

     Section 12.    Severability. If one or more provisions of this Agreement
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are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     Section 13.    Entire Agreement. This Agreement (together with the
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agreements referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and discussions between them, and all documents delivered between them, with respect to such subject matter.

     Section 14.    Specific Performance. The parties hereto agree that
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irreparable harm would occur in the event that any of the provisions of this
Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions

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hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 15.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS
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RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT
OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING
OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 16 HAS BEEN FULLY DISCUSSED BY EACH OF THE
PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND
VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                      [Signatures on the following page.]

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          IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.


                                         /s/ Howard S. Jonas
                                        ------------------------------------
                                        Howard S. Jonas
                                        9,969,733 Shares of Class A Stock
                                        951,605 Shares of Common Stock

                                        LIBERTY MEDIA CORPORATION


                                        By:   /s/ Charles Y. Tanabe
                                           ---------------------------------
                                        Name: Charles Y. Tanabe
                                        Title: Senior Vice President